Exhibit

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 10 day of July, 2000, by and between Hall Enterprises, Inc., a Kentucky corporation ("Company"), Tommy R. Hall ("Seller") and Holiday R.V. Superstores, Inc., a Delaware corporation ("Buyer").

                               W I T N E S E T H:

         WHEREAS, Company operates an R.V. dealership (the "Dealership") at 1675 North Broadway, Lexington, Kentucky (the "Premises");

         WHEREAS, Seller and Buyer have entered into a Confidential Letter of Intent dated April 24, 2000 (the "Letter of Intent");

         WHEREAS, the Letter of Intent contemplates that Seller and Buyer will enter into this definitive agreement regarding the acquisition by Buyer from Seller of all of the shares of stock of the Company;

         WHEREAS, Seller is the owner or will be the owner at Closing beneficially and of record of One Hundred Percent (100%) of the issued and outstanding common stock of the Company (the "Stock"); and

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, all of Seller's shares of stock in the Company such that immediately after giving effect to such purchase and sale, Buyer will own all of the issued and outstanding shares of common stock of the Company.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties, covenants and understandings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. SALE AND PURCHASE OF STOCK. Seller shall sell to Buyer and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of Seller's Stock in the Company, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of the Company.

I. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Stock shall be the sum of:

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(1) The net book value of the Company as of December 31, 1999 based on an audit of the Company's books and records by the accounting firm of PricewaterhouseCoopers, LLP (the "Audit"), using the general accepted accounting principles ("GAAP"); and

(1) Two (2) times the actual net pre-tax income of the Company as adjusted for the twelve-month ending December 31, 1999. All adjustments will be mutually agreed period upon by Buyer and Seller and the adjustments will be included in the scope of the Audit. Schedule 2 contains a complete listing of all adjustments.

I. PAYMENT OF PURCHASE PRICE AND TERMS. The purchase price shall be paid by Buyer to Seller as follows:

(1) After completion of the Audit, Seller shall receive from Buyer common stock of Buyer, which Buyer and Seller agree is to be valued at a price of Six Dollars and 50/100 ($6.50) per share, in an amount equal to the purchase price referred to in paragraph 2. Any partial shares will be paid in cash by Buyer.

(1) Buyer and Seller shall each pay its own respective income tax obligations which may become due as a result of the sale contemplated hereby.

I. PURCHASE PRICE DETERMINATION. The Audit will be conducted by
PricewaterhouseCoopers, LLP. The cost of the Audit will be paid in equal 50% parts by Buyer and Seller.

I. CLOSING.

                  5.1 Closing Date. The stock purchase and other transactions contemplated by this Agreement ("Closing") shall take place at the offices of Buyer in Orlando, Florida on _____ ___, 2000, providing that all conditions to the Closing have been satisfied or waived, or at such other time and date as Buyer, Seller and Company may mutually agree upon (the "Closing Date").

                  5.2      Closing and Post-Closing Obligations of Buyer.

                           (a) Upon completion of the Audit, Buyer will deliver
to Seller the shares of common stock of Buyer representing the Purchase Price.

                           (b) At Closing, Buyer will accept the transfer and
assignment of the shares of stock from Seller by receiving the stock certificates.

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                  5.3      Closing and Post-Closing Obligations of Seller.

(1) Seller shall sell, assign, and transfer to Buyer all the shares of stock owned by him, by delivering to Buyer the certificate representing the stock, duly endorsed by Seller;

(1) Seller shall execute and deliver to Buyer non-compete agreements specifying a four-year non-compete covenant and non-solicitation covenant in the Recreational Vehicle business for the state of Kentucky;

(1) Seller shall execute and deliver to Buyer a three-year employment agreement to provide services to Buyer in connection with the general management of the Company;

(1) Seller shall execute and deliver to Buyer a lease agreement in a form acceptable to Buyer for all real properties owned by Seller used in the operation of the business. Such lease agreement shall include a buy-out provision and an acceptable rental rate;

(1) Seller shall deliver to Buyer the Company's original stock ledger and corporate seal.

(1) Upon completion of the Audit, Seller will accept transfer and delivery of the shares of common stock of Buyer representing the Purchase Price. The shares of common stock of Buyer being delivered and transferred to Seller have not been registered under the Securities Act of 1933 as Amended and Seller shall not sell, transfer, pledge or otherwise dispose of such shares of common stock of Buyer in the absence of (i) an effective registration statement for such securities filed with the Security and Exchange Commission, or (ii) an exemption from registration requirements under applicable securities laws.

I. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer that the following are true and correct as of the date hereof and shall be true and correct as of the Closing:

                  6.1 Ownership. Seller has good, absolute and marketable title to one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company free and clear of all liens and encumbrances and has the right, power and authority to sell, transfer and assign one hundred percent (100%) of the stock to Buyer in accordance with the terms of this Agreement.

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                  6.2 Due Organization. The Company is a corporation duly
organized, validly existing, and in good standing under the laws of the State of Kentucky and is duly authorized to carry on its business and to own and lease its properties as and in the places where such properties are now owned, leased, or operated. The Company has delivered to Buyer true, complete and correct copies of the Articles of Incorporation and Bylaws of the Company. Such Articles of Incorporation and Bylaws are collectively referred to as the "Charter Documents". The Company is not in violation of any Charter Documents. The minute books of the Company have been made available to Buyer (and as of Closing will have been delivered, along with the Company's original stock ledger and corporate seal, to Buyer) and are correct and complete in all material aspects.
                  6.3 Title to Assets. The Company has good and marketable title to all of its Assets subject to no mortgage, conditional sales agreement, charges, liens, or encumbrances other than security agreements under which the Company finances vehicles in its inventory, and security agreements with its banks.

                  6.4 Dealership Agreements. The Company's Dealership Agreements are in good standing, and there exists no event which with the passage of time would constitute a default under such Dealership Agreements. Seller has obtained all necessary approvals, consents, authorization or other actions for the transfer of the Dealership Agreements to Buyer. The execution and delivery by the Company or the consummation of the transactions contemplated hereby will not cause any Dealership Agreements to go into default. Schedule 6.4 is a listing of all Dealership Agreements.

                  6.5 Capital Stock of the Company. The authorized capital stock of the Company consists of ______ shares of common stock, $______ par value, of which ________ shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by Sellers, free and clear of all liens. All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company.

                  6.6 Transactions in Capital Stock. No option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue,

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sell or otherwise cause to become outstanding any shares of capital stock. The
Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their respective equity securities or any interest therein or to pay any dividend or make any distribution in respect thereof. As a result of this Agreement, Buyer will be the record and beneficial owner of all outstanding capital stock of the Company.

                  6.7      Subsidiaries, Stock and Notes.

                           (a)      The Company has no subsidiaries.

                           (b) The Company does not presently own, of record or
beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

                           (c) Except as set forth on Schedule 6.7, there are no
promissory notes that have been issued to, or are held by, the Company.

                  6.8 Litigation. There are no claims, actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its respective properties or business or shares of capital stock except as set forth in Schedule 6.8. Buyer shall have a right to offset amounts that are due pursuant to the Buyer Note described in paragraph 3(c) of this Agreement by an amount equal to any amount Buyer owes as a result of the litigation set forth in Schedule 6.8.

                  6.9 Conformity with Law. The Company is not in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on its business except as set forth in Schedule 6.9(a). The Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which might have a Material Adverse Effect on its business


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except as set forth in Schedule 6.9(b). The Company has not received any notice of any violation of zoning laws, ordinances, regulations, environmental laws, or building codes from any governmental authority or agency except as set forth in
Schedule 6.9(c).

         6.10     No Conflicts.

(1) The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not violate any provision of law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject, any Department of Highway Safety and Motor Vehicles regulation, the charter or bylaws of the Company or any note, debenture, mortgage, loan agreement or other instrument to which the Company is a party, or by which it is bound, or result in the operation or imposition of any lien, charge or encumbrance of any kind whatsoever on any Assets to be transferred to Buyer pursuant to this Agreement. No approval, authorization, consent or other order or action of, or filing by the Company with any court administrative agency or other governmental authority is required for the execution and delivery by the Company of this Agreement or consummation of the transactions contemplated hereby.

(1) The Company is not a party to any written or oral (a) contract not made in the ordinary course of business; (b) employment contract which is not terminable without cost or other liability to the Company, or any successor, upon notice of thirty (30) days or less; (c) contract with any labor union; (d) bonus, pension, profit sharing, retirement, share, purchase, hospitalization insurance or similar plan providing employee benefits except as disclosed herein; (e) lease with respect to any property, real or personal, whether as lessor or lessee, except as disclosed herein; (f) advertising contract or contract for public relations services, except as disclosed herein; (g) continuing contract for the purchase of materials, supplies or equipment; (h) contract for a period of more than thirty (30) days or which is not terminable without cost or other liability to the Company or its successors; (i) any service, maintenance, paint protection, fabric protection, rust protection or similar plan whereby repairs, maintenance services of any nature have been promised to customers of the Company under any warranty, protection plan, or free service plan except as set forth in Schedule 6.10.

                  6.11     Employee Matters.

(1) The Company currently has, and on the date of Closing will have, those employee benefit plans which are described on schedule 6.11(a) attached hereto. To the knowledge of Seller, all plans are in substantial compliance with

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all applicable laws and regulations and in all material respects have been administered, operated and managed in substantial accordance with the governing documents.

(1) No employee has a written contract of employment with the Company, except any employment contracts contemplated by this Agreement except as set forth in
Schedule 6.11(b).

(1) During the time period prior to Closing, Seller will take all steps necessary to maintain the goodwill of the Company's employees and will refrain from any action, other than in the ordinary course of business, that might lead to the voluntary resignation of any of its employees.

(1) During the time period prior to Closing, Seller will not alter or change the terms of employment with any of the Company's employees without the consent of Buyer.

(1) The Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice.

(1) There is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to Seller's knowledge, threatened, before the National Labor Relations Board or any other comparable authority.

(1) Seller has accurately disclosed to Buyer the number of employees necessary to operate the Company's business.

                  6.12 Financial Records. The Company has made and kept books and records and accounts which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in its normal and maintained books and records. The Company's Balance Sheet and Income Statement for the twelve month period ended December 31, 1999 are set forth in
Schedule 6.12.

                  6.13 Absence of Undisclosed Liabilities. The Company does not have any material liability of any nature whatsoever whether known or unknown, due or to be come due,

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accrued, absolute, contingent or otherwise, including without limitation any unfunded obligation under employee benefit plans or arrangements, except for those liabilities disclosed on the Company's balance sheet in the Company's most recent financial statements, or any liability incurred in the ordinary course of business and relatively consistent with past practices since the date of the Company's most recent financial statements or any liability relating to any of Seller's past, present, or newest locations, or at any other location where the Company has conducted business.

                  6.14 Licenses. The Company owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitations recreational vehicle and motor vehicle titles and current registrations) fuel permits, licenses and franchises necessary for the continued operation of a respective business as it is currently being conducted ("Permits"). The Permits are valid and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any permit. No present or former officer, manager, member or employee of the Company, or any other person, firm, Corporation or other entity owns or has any proprietary, financial or other interest in any Permits. The Company has conducted its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations at any of its past, present or newest locations where the Company conducts business. The Company is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights or benefits afforded the Company by any Permit.

                  6.15 Personal Property. All trucks and other material machinery and equipment of the Company are in good working order and condition, ordinary wear and tear excepted. All assets personally owned by Seller and which Seller agrees to remove prior to Closing are included in Schedule 15. All assets of the Company being transferred to Seller prior to Closing will be reflected in the Audited December 31, 1999 financial statements. Seller has no independent claims to the assets of the Company being transferred hereunder.

                  6.16 Governmental Contracts. The Company is not a party to any governmental contracts except as set forth in Schedule 6.16.

                  6.17 Taxes.
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(1) The Company has timely filed all Tax Returns due on or before the Closing
Date and all such Tax Returns are true, correct and complete in all respects.

(1) The Company has paid in full on a timely basis all Taxes owned by it, whether or not shown on any Tax Return.

(1) There are no ongoing examinations or claims against the Company for Taxes which are unpaid and in default, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

(1) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

(1) Seller is not aware of any federal or state sales tax violations.

(1) There are (and as of immediately following the Closing there will be) no liens on the assets of the Company relating to or attributable to Taxes accrued prior to Closing except as set forth in Schedule 6.17(f).

(1) To Seller's knowledge, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have a Material Adverse Effect on its business.

(1) The Company has revoked its LIFO election with respect to its inventory. The Company has accrued all tax liability associated with the revocation of the LIFO election as of December 31, 1999.

                  6.18     Environmental Matters.
                           ---------------------

                  (a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCB's, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and

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janitorial supplies properly and safely maintained ("Hazardous Material") are present in, on or under any of the Premises, ground water and surface water thereof that have not been properly stored or disposed of in compliance with applicable environmental laws. Schedule 6.18 identifies all underground and aboveground storage tanks and the capacity, age and contents of such tanks, located on or under the Premises. To Seller's knowledge, there have not been any underground storage tanks under the Premises in the past.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activity") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents ("Environmental Permits") necessary for the conduct of Company Hazardous Material Activities and other business of Company as such activities and business are currently being conducted. All Environment Permits are in full force and effect. The Company (1) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (2) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To Seller's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future except as set forth in Schedule 6.18(c).

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Seller, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon

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the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability except as set forth in
Schedule 6.18(d).

                  6.19 Disclosure. Seller has delivered to Buyer true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested in writing by Buyer. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement, the Schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  6.20 Year 2000 Compliance. All software and computer systems utilized by the Company, including any time and date related codes, data entry features and internal subroutines thereof is Year 2000 Compliant except as set forth in Schedule 6.20.

                  6.21 Financial Condition. The Company has not had any material adverse change in its assets or the business or its financial condition from December 31, 1999 through the date of Closing except as set forth in Schedule 6.21.

                  6.22 Financing Agreements. The Company is in compliance with all of its floor planning or other financing agreements. The transaction contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights or benefits afforded the Company pursuant to any financing agreement.

                  6.23 Cooperation with Audit. Seller will fully cooperate with the Audit by PriceWaterhouseCoopers, LLP and will execute any documents necessary for the completion of the Audit, including but not limited to a management representation letter.

I. REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller that the following are true and correct as of the date hereof and shall be true and correct as of the Closing:

                  (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

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                  (b) Buyer has the requisite right, legal capacity, and
authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby, and, except as otherwise expressly stated herein, no approvals, authorizations, or consents of any public body, or of any person other than Buyer are necessary in connection herewith. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary actions, corporate or otherwise, on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

I. CONDITIONS PRECEDENT TO OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to close the transaction contemplated hereby is subject to the satisfaction, at or before Closing, of each of the following conditions:

                  8.1 Representations and Warranties. All of the representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied.

                  8.2 Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by the Buyer of the transactions contemplated herein, shall have been obtained and made.

I. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to close the transaction contemplated hereby is subject to the satisfaction, at or before Closing, of each of the following conditions:

                  9.1 Representations and Warranties. All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied.

                  9.2 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by Seller

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or the transactions contemplated hereby shall have been obtained and made.

                  9.3 Delivery of Documents. Seller shall have delivered to Buyer each of the documents or instruments required by Paragraph 10 below.

                  9.4 Execution of Lease. The simultaneous execution of a lease agreement on terms acceptable to Buyer for the Premises and all real properties owned by Seller used in the operation of the Company between Buyer and Seller.

I. DELIVERIES AT CLOSING. As a condition precedent to payment of purchase price at Closing, the Seller shall deliver to Buyer the following, in addition to any other documents or instruments reasonably requested by Buyer's counsel:

                  10.1 Good Standing Certificate. A certified copy of a Certificate of Good Standing for Company issued by the Kentucky Secretary of State.

                  10.2 Environmental Audit. Company agrees to provide Buyer, at Company's expense, an environmental level E-1 audit on all properties occupied by the Company. In the event such audit reports contamination requiring any remediation or clean-up, Seller agrees to pay for all such remediation and clean-up. In the event the cost of such remediation and/or clean-up is excessive, in the sole opinion of Seller, Seller reserves the right to terminate the Purchase Agreement.

                  10.3 Assignment of Sale and Service Agreements. Prior to Closing, Seller agrees to obtain consent of assignment of any and all Dealer Agreements from manufacturers providing product to Seller for resale. Consent must be obtained without any basic changes in the terms or conditions of the Dealer Agreements.

                  10.4 Consents. Delivery of all necessary consents and approvals from governmental bodies, lenders, lessors and other third parties.

                  10.5 Closing Documents. Delivery of customary legal opinions, closing certificates and other documentation.

                  10.6 Non-Compete Agreements. Delivery of executed Non-Compete Agreements with Seller and Company's officers, directors and shareholders, specifying a four year non-compete covenant and non-solicitation covenants in the Recreational Vehicle business for the state of Kentucky.

                  10.7 Lease Agreement. Delivery of an executed Lease Agreement for all real properties owned by Seller used in the operation of the Company's business.

                  10.8 Employment Agreements. Delivery of executed three-year employment agreement by Seller to continue to provide management services to the Company.

                  10.9 Company Records. Delivery of all telephone and telefax numbers, customer lists, computer records, files, financial books and records.

                  10.10 Show Space. Assignment or transfer of all rights to all consumer show space priority locations and space drawing rights.

I. CERTAIN ADDITIONAL COVENANTS OF SELLER. Seller repre-sents and covenants to Buyer that during and pending completion of the sale contemplated hereby and as of Closing that:

                  11.1 Inspection. Seller will afford to Buyer and to its counsel, accountants and other representatives, full access, during normal business hours, to all of Seller's properties, books and records, and Assets, and furnish Buyer with all such information concerning Seller's operations as Buyer may reasonably request, subject only to Buyer's obligation to maintain confidentiality with respect to all such information disclosed.

                  11.2 Operation of Dealership. Seller shall operate the Dealership in the same manner as is presently conducted and only in the ordinary and usual course. Seller shall use all reasonable efforts consistent with its past practices to promote the Dealership, to maintain inventories at customary levels, to maintain the goodwill and reputation associated with the Dealership, and shall not take or omit to take any action or causes which are likely to cause any deterioration of present business or relationships with suppliers or customers. Additionally, Seller will not engage in the following without the Buyer's prior consent:

                              (a) disposing of any of the Company's assets,
except in the ordinary course of business;

                              (b) increasing the annual level of compensation of
any of the Company's employees;

                              (c) increasing, terminating, amending or otherwise
modifying any plan for the benefit of employees; and

                              (d) borrowing any funds under existing credit
lines other than in the ordinary course of business.

                 11.3 Cooperation.

(1) Seller and Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement.

(1) Seller shall cooperate and use its reasonable efforts to have the present officers, directors and employees of Seller cooperate with Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

(1) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby.

                  11.4 Prohibited Activities. Between the date hereof and the Closing Date, Seller will not, without the prior written consent of the Buyer:

                              (a) make any change in its Articles of
Incorporation or Bylaws, or authorize or propose the same;

                              (b) enter into any contract or commitment or incur
or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice.

I. CROSS-CONTINGENCY WITH LEASE AGREEMENT. The parties to this Agreement acknowledge and agree that they would not enter into this Agreement without the full expectation that the parties will fully perform their obligations under the Lease Agreement executed herewith. Therefore, this Agreement, and the obligations of all parties pursuant to this Agreement, are expressly contingent upon the simultaneous execution of the Lease Agreement. In the event that Seller breaches any of the representations contained in this Agreement, as determined by an arbitrator in accordance with paragraph 15.12, Buyer shall have the right to set-off the damages awarded against rents due under the lease agreement.

I. DEFAULT.

                  13.1 Seller's Breach. In the event of Seller's material breach of any of the provisions hereof, Buyer may seek specific performance of this Agreement by reason of Seller's breach or terminate this Agreement.

                  13.2 Buyer's Breach. In the event of Buyer's material breach of any of the provisions of this Agreement, Seller may seek specific performance or terminate this Agreement.

                  13.3 Failure to Close. In the event, through no fault of either party, the Closing does not occur within thirty (30) days after full execution hereof, either party hereto may cancel this Agreement. Either party waives his right to terminate under this paragraph where the delay in the Closing is attributable to his or its failure to use best efforts to satisfy any requirements for the Closing.

I. INDEMNIFICATION.

                  14.1 Indemnification by Seller. Seller shall, and hereby agrees jointly and severally to, indemnify and hold harmless Buyer at all times from or after the Closing against and in respect to any Damages, as hereinafter defined. Damages, as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including attorney's fees (including appellate proceedings and paralegal fees) incurred in investigation or in attempting to avoid or defend same or oppose the imposition thereof, resulting to Buyer from (a) any inaccurate representation made in or under this Agreement; (b) breach of any of the warranties made in or under this Agreement; (c) breach or default in the performance of any of the covenants to be performed subsequent to Closing hereunder; (d) any debts, liabilities or obligations of Seller, whether accrued, absolute, contingent, or otherwise, due or to become due; and (e) any claims (relating to the Assets or business of Seller or act or omissions of Seller) of persons or entities based on facts arising prior to Closing.

                  14.2 Indemnification by Buyer. Buyer shall, and hereby agrees to indemnify and hold harmless Seller at all times from or after the Closing against and in respect to any Damages, as hereinafter defined. Damages, as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including attorney's fees (including appellate proceedings and paralegal fees) incurred in investigation or in attempting to avoid or defend same or oppose the imposition thereof, resulting to Seller from (a) any inaccurate representation made by Buyer in or under this Agreement; (b) breach of any of the warranties made by Buyer in or under this Agreement; (c) breach or default in the performance of any of the covenants to be performed by Buyer subsequent to Closing hereunder; (d) any debts, liabilities or obligations of Buyer whether accrued, absolute, contingent, or otherwise, due or to become due; and (e) any claims (relating to the Assets or business of Buyer or act or omissions of Buyer) of persons or entities based on facts arising after the Closing.

I. MISCELLANEOUS.

                  15.1 Amendment. This Agreement may not be amended or modified in any respect, except by the mutual written Agreement of the parties hereto.

                  15.2 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                  15.3 Waivers and Remedies. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                  15.4 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses, sections, or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

                  15.5 Descriptive Headings. Descriptive headings con-tained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  15.6 Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

                  15.7 Notices. All notices, consents, requests, instruc-tions, approvals, and other communications provided for herein shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to Seller:       Tommy R. Hall
                             975 Beasley Street
                             Lexington, Kentucky

         If to Buyer:        Holiday RV Super Stores, Inc.
                             7851 Greenbriar Parkway
                             Orlando, Florida 32819

or to such other address as any party hereto may from time to time designate in writing delivered in like manner.

                  15.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and may not be assigned without the prior written consent of the other party.

                  15.9 Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted, and enforced in accordance with the laws of the State of Kentucky without giving effect to any of the conflict of laws or provisions thereof that would require the application of the substantive law of any other jurisdiction.

                  15.10 Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  15.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements, and understandings, both oral and written, among the parties hereto with respect to such subject matter.

                  15.12 Arbitration. Any and all disputes arising out of or in connection with the negotiation, execution, or interpretation of this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by arbitrators familiar with this type of transaction. The arbitration will be held in Orlando, Florida, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay its own attorney's fees and costs.

                  15.13 Brokers. Buyer and Seller each warrant and represent to the other that neither has employed or dealt with any broker, agent or sales consultant with respect to the purchase and sale contemplated by this Agreement. Buyer and Seller covenant and agree, each to the other, to indemnify and hold harmless the other from and against any and all liability, costs, claims, demands, damages, actions, causes of action, suits and expense (including but not limited to attorneys' fees and costs and disbursements of litigation) the other party shall ever suffer or incur, arising out of or in any way related to any claim or action by any broker, agent or sales consultant claiming to have dealt with the indemnifying party, whether or not meritorious, for the purchase and sale in accordance with this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


Attest:                                           HALL ENTERPRISES, INC., a
                                                           Kentucky corporation
/s/ Brenda N. Leyendecker
------------------------------

/s/ Linda R. Hall
------------------------------

                                                     By: /s/ Tommy R. Hall
                                                         -----------------------
                                                             Tommy R. Hall
                                                             Its: President

                                                                     "Company"


/s/ Angela Stone
------------------------------
Witness
                                                         /s/ Tommy R. Hall
                                                         -----------------------
                                                             Tommy R. Hall
/s/ Peggy Comer
------------------------------                                       "Seller"
Witness





Attest:                                          HOLIDAY R.V. SUPERSTORES, INC.,
                                                         a Delaware corporation
------------------------------

------------------------------
                                                 By: /s/ Ronald G. Huneycutt
                                                    ----------------------------
                                                         Ronald G. Huneycutt
                                                            Its: President

                                                                      "Buyer"

                                  SCHEDULE 6.2

                        Adjustments to Net Pre-Tax Income

                                  SCHEDULE 6.4

                              Dealership Agreements

                                  SCHEDULE 6.7

                                Promissory Notes

                                  SCHEDULE 6.8

                                   Litigation

                                 SCHEDULE 6.9(a)

                           Material Violations of Laws

                                 SCHEDULE 6.9(b)

               Material Non-Compliance with Rules and Regulations

                                 SCHEDULE 6.9(c)

                 Material Violations of Governmental Authorities

                                  SCHEDULE 6.10

                                    Conflicts

                                  SCHEDULE 6.11

                             Employee Benefit Plans

                                SCHEDULE 6.11(b)

                              Employment Contracts

                                SCHEDULE 6.11(e)

                        Unfair Labor Practice Complaints

                                  SCHEDULE 6.12

             Financial Statements for Year Ending December 31, 1999

                                  SCHEDULE 6.15

                           Personal Property of Seller

                                  SCHEDULE 6.16

                             Governmental Contracts

                                  SCHEDULE 6.18

                        Above/Under Ground Storage Tanks

                                SCHEDULE 6.18(c)

                              Environmental Permits

                                SCHEDULE 6.19(d)

                            Environmental Liabilities

                                  SCHEDULE 6.20

                              Year 2000 Compliance

                                  SCHEDULE 6.21

                           Material Financial Changes